                                                             Exhibit 23.1



                      Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1998, in the Registration Statement on Form S-4 and related Prospectus of Nash Finch Company for the registration of $165,000,000 of it's Senior Subordinated Notes.

We also consent to the incorporation by reference therein of our report dated March 26, 1998 with respect to the financial statement schedule of Nash
Finch Company for the years ended January 3, 1998, December 28, 1996, and December 30, 1995 included in the Annual Report (Form 10-K) for 1997 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 26, 1998